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                                  Exhibit 99.1

AGENCY.COM COMPLETES ITS PURCHASE OF LEADING FRENCH INTERACTIVE AGENCY

25-Jan-00

INVESTMENT SOLIDIFIES EUROPEAN OPERATIONS

FOR IMMEDIATE RELEASE

New York, NY--January 25, 2000--AGENCY.COM (Nasdaq: ACOM), a leading international Internet professional services firm, announced today that it has completed its acquisition of Pictoris Interactive SA, one of the top interactive agencies in France. AGENCY.COM had purchased a minority interest in Pictoris in October 1999 and exercised its option to purchase the remainder of the company on January 24, 2000. The total purchase price was $12.1 million.

Pictoris strengthens AGENCY.COM's European presence and extends the company's vertical strengths in both Intranet and business-to-business e-services.

"The acquisition of Pictoris positions AGENCY.COM: Paris as a leading interactive agency in the French market and is an important extension to our European capabilities, a key growth area of the company," commented Chan Suh, Chairman and CEO of AGENCY.COM. "We made an early strategic decision to move aggressively into Europe; and believe having a strong global footprint -- with which to serve our Global 1000 companies -- is a competitive advantage of the company."

This investment brings the combined AGENCY.COM: Paris presence to about 65 internet professionals and a client roster that includes market leaders such as DisneyLand Paris, Danone, PriceWaterhouse Coopers, Accor and AXA, among others.

Current Collaborations:

AGENCY.COM and Pictoris have already collaborated on several projects including the award winning Quantum and Adaptec accounts, staffed out of offices in North America and Europe.

Management:

Frederic Pie will become President of AGENCY.COM: Paris; previously Mr. Pie was President of Pictoris Interactive, a firm he built over the last four years. Mr. Pie will report to Eamonn Wilmott, President of AGENCY.COM: Europe. The company's management team includes Carine Barbelivien, Vice President of Operations, Francis Meleard, Vice President of Creation and Christine Laurens, General Manager, who will report to Mr. Pie.

Mr. Pie commented, "We are delighted to be part of the AGENCY.COM team, a group of talented individuals at the forefront of the industry. We are looking forward to achieving tremendous synergies going forward, as we share the same culture and work ethic."


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Mr. Wilmott said, "This was strictly a strategic acquisition for AGENCY.COM.
We've had tremendous success in acquiring niche leading players and integrating the team into the AGENCY.COM family and methodology. Both the staff and the client roster are worldclass additions to our company."

About AGENCY.COM

AGENCY.COM is a leading international Internet professional services firm. The company provides an integrated set of strategy, creative and technology services that helps take clients from concept to launch of their Internet businesses. Founded in January 1995, AGENCY.COM is headquartered in New York and has U.S. offices in Avon (CO), Boston, Chicago, Dallas, Portland (OR), San Francisco, and Woodbridge (NJ) and international offices in Amsterdam, Copenhagen, London and Paris and an affiliate office in Singapore. AGENCY.COM serves a broad and diversified global client base in a variety of industries including 3M, Bank of America, British Airways, Colgate-Palmolive, Compaq, Heineken and Texaco. For more information, please visit our Web site at http://www.agency.com/investors or call AGENCY.COM's Investor Relations line at 212/358-2702. To receive press releases going forward, please send contact information to investors@agency.com or call 1-877-721-3006 for a fax copy.

Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ are stated in the company's reports and other documents filed from time to time with the Securities and Exchange Commission, including AGENCY.COM's prospectus included in its Form S-1 Registration Statement dated December 8, 1999.

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CONTACT INFORMATION:

AGENCY.COM
Vice President, Corporate Communications
Lee Foley Race
212-358-2676
lrace@agency.com

Morgen-Walke Associates
Evan Goetz/Jackie Turner
212-850 5639/5665
evan@morgenwalke.com



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Investor Contact:

Morgen-Walke Associates
Corey Cutler/ Cheryl Olson
212-850-5686
investors@agency.com

AGENCY.COM Investor Line
212-358-2702




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